EXHIBIT 99.1

THE GEO GROUP, INC. REPORTS THIRD QUARTER RESULTS

•	Achieved Quarterly EPS of $0.59 – Net Income of $5.7 Million
•	Revenue Grew by 5% to $148.3 Million from $141.8 Million
•	Pro Forma EPS increased to $0.39 from $0.27

Boca Raton, Fla. – November 4, 2004 — The GEO Group, Inc. (NYSE: GGI) (“GEO”) today reported third quarter 2004 earnings of $5.7 million, or $0.59 per share, based on 9.7 million diluted weighted average shares outstanding, compared with $30.4 million, or $2.79 per share, based on 10.9 million diluted weighted average shares outstanding, in the third quarter of 2003. The difference in shares outstanding resulted from GEO’s repurchase of 12 million shares from its former majority shareholder, Group 4 Falck, on July 9, 2003. Third quarter 2004 results were positively impacted by an after-tax reduction of $2.2 million, or $0.23 per share, in GEO’s general liability, automobile, and workers’ compensation insurance reserves.

Third quarter 2003 results were inclusive of a one-time after-tax gain of approximately $32.7 million, or $3.00 per share, from the sale of GEO’s joint venture interest in the United Kingdom, a charge of approximately $1.2 million after-tax, or $0.11 per share, related to the refinancing of GEO’s former senior credit facility, a write-off of approximately $3.0 million after-tax, or $0.27 per share, related to GEO’s deactivated Jena, Louisiana facility, and approximately $1.8 million after-tax, or $0.17 per share, for transition costs related to GEO’s contract with the Department of Immigration and Multicultural and Indigenous Affairs (“DIMIA”) in Australia.

Third quarter 2004 earnings include income from continuing operations of $6.0 million, or $0.62 per share, compared to $29.7 million, or $2.72 per share for the same period in 2003. Third quarter 2004 earnings also include an after-tax loss of $0.2 million, or $0.03 per share, from discontinued operations related to close-out costs for GEO’s contract with DIMIA in Australia, compared with earnings of $0.7 million net of tax, or $0.07 per share, for the same period in 2003.

For the first nine months of 2004, earnings from continuing operations were $12.2 million, or $1.26 per share, based on 9.7 million diluted weighted average shares outstanding, compared with $39.3 million, or $2.20 per share, based on 17.9 million diluted weighted average shares outstanding, for the first nine months of 2003.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are very pleased with our third quarter financial and operating results. We are optimistic about our future business opportunities and look forward to continuing to enhance shareholder value.”

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Pro Forma Earnings Results

Third quarter 2004 pro forma net income was $3.7 million, or $0.39 per share, compared with pro forma net income of $2.9 million, or $0.27 per share for the third quarter of 2003. Pro forma net income for the first nine months of 2004 was $10.0 million, or $1.03 per share, compared with pro forma net income of $12.6 million, or $0.70 per share, for the first nine months of 2003.

Third quarter and year-to-date 2004 pro forma earnings results exclude an after-tax reduction of $2.2 million, or $0.23 per share, in GEO’s general liability, automobile, and workers’ compensation insurance reserves, as well as results from GEO’s discontinued operations in Australia related to the close-out of the DIMIA contract.

Third quarter and year-to-date 2003 pro forma earnings results exclude a one-time after-tax gain of approximately $32.7 million, or $3.00 per share, from the sale of GEO’s joint venture interest in the United Kingdom, a charge of approximately $1.2 million after-tax, or $0.11 per share, related to the refinancing of GEO’s former senior credit facility, a write-off of approximately $3.0 million after-tax, or $0.27 per share, related to GEO’s deactivated Jena, Louisiana facility, and approximately $1.8 million after-tax, or $0.17 per share, for transition costs related to GEO’s contract with DIMIA in Australia, as well as results from GEO’s discontinued operations in Australia related to the close-out of the DIMIA contract.

Reconciliation of GAAP Basis Results to Non-GAAP (“Pro Forma”) Basis Information

(In thousands except per share data)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	26-Sep-04	28-Sep-03	26-Sep-04	28-Sep-03
Net Income	$5,741	$30,368	$11,879	$41,839
Discontinued Operations	240	(717)	345	(2,547)

2004
Insurance Reduction	(2,249)		(2,249)

2003
Gain on Sale of UK Joint Venture		(32,700)		(32,700)
Write off of deferred financing fees		1,193		1,193
Jena, Louisiana write-off		3,000		3,000
DIMIA Insurance reserves		1,800		1,800

Pro Forma Net Income	$3,732	$2,944	$9,975	$12,585

Diluted Earnings per Share	$0.59	$2.79	$1.22	$2.34
Discontinued Operations	0.03	(0.07)	0.04	(0.14)

2004
Insurance Reduction	(0.23)		(0.23)

2003
Gain on Sale of UK Joint Venture		(3.00)		(1.83)
Write off of deferred financing fees		0.11		0.06
Jena, Louisiana write-off		0.27		0.17
DIMIA Insurance reserves		0.17		0.10

Diluted Pro Forma Earnings per Share	$0.39	$0.27	$1.03	$0.70

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Revenue

Revenue for the third quarter of 2004 increased to $148.3 million compared with $141.8 million in the third quarter of 2003. Revenue for the first nine months of 2004 increased to $437.6 million compared with $409.8 million during the first nine months of 2003. Third quarter and year-to-date revenue for 2004 and 2003 does not include revenues from discontinued operations related to GEO’s contract with DIMIA in Australia.

2004 Earnings Guidance

GEO expects earnings for the fourth quarter of 2004 to be in the range of $0.43 and $0.48 per share. GEO expects year-end 2004 earnings to be in the range of $1.65 and $1.70 per share.

GEO has scheduled a conference call and simultaneous webcast at 2:30 PM (Eastern Time) today to discuss GEO’s third quarter financial results as well as its progress and outlook. The call-in number for the U.S. and Canada is 1-800-952-4671 and the international call-in number is 1-706-643-1406. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 4, 2004 at 1-800-642-1687 (U.S. and Canada) and 1-706-645-9291 (International). The Conference ID Number for the telephonic replay is 1863358. GEO intends on discussing Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from GAAP basis results to Non-GAAP (“Pro Forma”) basis information may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.

GEO is a world leader in the delivery of correctional and detention management, health and mental health, and other diversified services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, New Zealand, and Canada managing 40 facilities with a total design capacity of approximately 36,000 beds.

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This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its revised earnings guidance for 2004 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Third quarter and nine months financial tables to follow:

The GEO Group, Inc.

Consolidated Statements of Income
For the thirteen weeks and thirty-nine weeks ended
September 26, 2004 and September 28, 2003
(In thousands except per share data)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	September 26, 2004	September 28, 2003	September 26, 2004	September 28, 2003
Revenues	$148,279	$141,778	$437,556	$409,746
Operating Expenses	121,028	126,861	365,129	352,062
Depreciation and Amortization	3,604	3,296	10,371	9,975
General and Administrative Expenses	10,629	9,522	32,602	28,572

Operating Income	13,018	2,099	29,454	19,137

Interest Income	2,114	1,705	6,906	4,249
Interest Expense	(5,167)	(5,558)	(16,662)	(11,649)
Write off of deferred financing fees	—	(1,989)	(317)	(1,989)
Gain on Sale of UK Joint Venture	—	61,034	—	61,034

Income Before Taxes, Equity in Earnings of Affiliates, and Discontinued Operations	9,965	57,291	19,381	70,782
Provision for Income Taxes	4,567	28,154	8,405	34,062
Equity in Earnings of Affiliates, net of income tax of $388, $372, $870, and $1,863	583	514	1,248	2,572

Income from Continuing Operations	5,981	29,651	12,224	39,292
Income (loss) from Discontinued Operations, net of tax (benefit) of ($103), $307, ($148) and $1,091	(240)	717	(345)	2,547

Net Income	$5,741	$30,368	$11,879	$41,839

Basic EPS
Income from Continuing Operations	$0.64	$2.79	$1.31	$2.22
Income (loss) from Discontinued Operations	(0.03)	0.07	(0.04)	0.14

Earnings per share — Basic	$0.61	$2.86	$1.27	$2.36

Basic Weighted Average Shares Outstanding	9,382	10,622	9,352	17,714

Diluted EPS
Income from Continuing Operations	$0.62	$2.72	$1.26	$2.20
Income (loss) from Discontinued Operations	(0.03)	0.07	(0.04)	0.14

Earnings per share – Diluted	$0.59	$2.79	$1.22	$2.34

Diluted Weighted Average Shares Outstanding	9,670	10,895	9,721	17,877

The GEO Group, Inc.
Operating Data(1)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	September 26, 2004	September 28, 2003	September 26, 2004	September 28, 2003
*Revenue-producing beds	35,104	32,871	35,104	32,871
**Compensated man-days	2,871,299	2,726,036	8,356,788	7,898,025
**Average occupancy	98.4%	100.1%	99.3%	99.2%

(1)	Does not include discontinued operations

*	Includes United Kingdom and South Africa

**	Excludes United Kingdom and South Africa

The GEO Group, Inc.
Consolidated Balance Sheets
September 26, 2004 and December 28, 2003
(In thousands)

	September 26, 2004	December 28, 2003
ASSETS
Current assets
Cash and cash equivalents	$84,502	$58,679
Accounts receivable, less allowance for doubtful accounts of $1,318 and $1,255	88,547	87,184
Deferred income tax asset	11,432	11,839
Other	9,488	10,536
Current assets of discontinued operations	3,779	17,408

Total current assets	197,748	185,646

Restricted cash	3,575	55,794
Property and equipment, net	196,353	201,339
Deferred income tax asset	2,670	4,980
Direct finance lease receivable	39,593	42,379
Other non current assets	17,733	16,976
Other assets of discontinued operations	—	176

	$457,672	$507,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,760	$20,667
Accrued payroll and related taxes	18,572	14,293
Accrued expenses	54,332	61,783
Current portion of deferred revenue	1,844	1,811
Current portion of long-term debt and non-recourse debt	5,672	7,107
Current liabilities of discontinued operations	1,481	7,778

Total current liabilities	101,661	113,439

Deferred revenue	4,781	6,197
Other non current liabilities	17,365	18,851
Long-term debt	195,343	239,465
Non-recourse debt	39,593	42,379
Total shareholders’ equity	98,929	86,959

	$457,672	$507,290

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